Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information (“Pro Forma Information”) is based upon the historical consolidated financial information of Cliffs Natural Resources Inc. (“we” or “Cliffs”), which is included in Cliffs’ Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Report on Form 10-Q for the three months ended March 31, 2011, and Consolidated Thompson Iron Mines Limited (“Consolidated Thompson”), which is included in Exhibit 99.1 to this Current Report on Form 8-K/A, and has been prepared to reflect the acquisition of all the outstanding shares of Consolidated Thompson by Cliffs (the “Acquisition”). The unaudited pro forma condensed consolidated statement of financial position as of March 31, 2011 is presented as if the Acquisition and related financing had occurred on that date. The unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2011 and for the year ended December 31, 2010 assumes that the Acquisition and related financing occurred on January 1, 2010. The Pro Forma Information has been prepared using the Consolidated Thompson historical statements of operations for the three and twelve months ended December 31, 2010 and the historical statement of financial position as of December 31, 2010, as the Consolidated Thompson financial statements for the first quarter of 2011 were not yet prepared as of the date of this Current Report on Form 8-K/A. Due to the combination of required reporting periods for the accompanying Pro Forma Information, the information included herein may differ materially from the results that actually would have been realized had Cliffs acquired Consolidated Thompson during the specified periods as a result of changes in market conditions, such as pricing, customer demand and seasonal constraints. The historical consolidated financial information has been adjusted to give effect to estimated pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable and (3) with respect to the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on the consolidated results of operations.

The Pro Forma Information gives effect to the Acquisition in an all-cash transaction, including net debt. Cliffs will allocate the purchase price of the Acquisition to the assets acquired and the liabilities assumed based on their estimated fair values. Any excess of purchase price over the fair value of the net assets acquired will be recorded as goodwill. The Pro Forma Information should be read in conjunction with the historical consolidated financial statements and accompanying notes of Cliffs, included in the Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Report on Form 10-Q for the three months ended March 31, 2011, and Consolidated Thompson, which are included in Exhibit 99.1 to this Current Report on Form 8-K/A.

The Pro Forma Information has been prepared for illustrative purposes only and is not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Cliffs acquired Consolidated Thompson during the specified periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this Current Report on Form 8-K/A. For purposes of this Pro Forma Information, Cliffs has made a preliminary allocation of the estimated purchase price to the tangible assets acquired and liabilities assumed based on various estimates of their fair value. The allocation of the purchase price as of the date of acquisition may differ materially from the information presented in the accompanying Pro Forma Information due to changes in the fair value of the Consolidated Thompson assets and liabilities between December 31, 2010 and the date of acquisition and as a further and more comprehensive analysis is completed.

Additionally, the Pro Forma Information does not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities. This includes our on-going evaluation of the global tax structure necessary to support our current and future business requirements. Therefore, the actual amounts reflected in our statement of unaudited condensed consolidated operations may differ materially from the information presented in the accompanying Pro Forma Information.

Certain amounts in the historical Consolidated Thompson consolidated financial statements have been reclassified to conform to Cliffs’ financial statement presentation. Management expects that there could be additional reclassifications following the Acquisition. Consolidated Thompson’s historical functional currency, the Canadian dollar, has been assumed for the preparation of the Pro Forma Information. The Consolidated

Thompson historical financial statements have been translated from Canadian dollars to U.S. dollars for purposes of the Pro Forma Information. The Consolidated Thompson historical statements of operations for the three and twelve months ended December 31, 2010 have been translated using the average foreign exchange rates prevailing during the three months ended March 31, 2011 and the twelve months ended December 31, 2010, at average exchange rates of $1.01 and $0.97 Canadian dollars/U.S. dollars, respectively. The Consolidated Thompson historical statement of financial position as of December 31, 2010 has been translated using the foreign exchange rate as of March 31, 2011, at an exchange rate of $1.03 Canadian dollars/U.S. dollars. The foreign exchange rates prevailing during the three months ended March 31, 2011 and the foreign exchange rate as of March 31, 2011 have been used to translate the Consolidated Thompson historical statements of operations for the three months ended December 31, 2010 and the historical statement of financial position as of December 31, 2010, respectively, in order to capture the impact of known foreign currency movement within the Pro Forma Information. The functional currency of Consolidated Thompson is being evaluated by management and may change to the U.S. dollar upon the inclusion of Consolidated Thompson into Cliffs’ consolidated results. Based upon the outcome of such an evaluation, the translation of Consolidated Thompson’s monetary assets and liabilities could result in additional foreign currency gains or losses included in earnings.

CLIFFS NATURAL RESOURCES INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION

AS OF MARCH 31, 2011

	(in millions)
	Cliffs Natural Resources Historical Mar. 31, 2011	Consolidated Thompson Historical Dec. 31, 2010	Pro Forma Adjustments (Note 3)		Pro Forma Consolidated
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,267.7	$241.2	$(2,105.9	) (b)	$241.2
			(18.9	) (d)
			(18.0	) (e)
			(124.9	) (g)
Accounts receivable	506.5	97.2	(27.7	) (a)	576.0
Inventories	496.4	36.9	(2.8	) (a)	585.5
			55.0	(c)
Supplies and other inventories	136.1	—	2.8	(a)	138.9
Other current assets	307.2	29.2	27.7	(a)	364.1

TOTAL CURRENT ASSETS	3,713.9	404.5	(2,212.7)		1,905.7
PROPERTY, PLANT AND EQUIPMENT, NET	4,021.5	1,365.6	4,234.4	(c)	9,621.5
OTHER ASSETS
Marketable securities	—	4.1	—		4.1
Investments in ventures	525.4	—	—		525.4
Goodwill	197.3	—	997.6	(c)	1,194.9
Intangible assets, net	171.7	—	—		171.7
Other	322.5	25.3	18.0	(e)	365.8

TOTAL OTHER ASSETS	1,216.9	29.4	1,015.6		2,261.9

TOTAL ASSETS	$8,952.3	$1,799.5	$3,037.3		$13,789.1

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$266.9	$113.8	$(1.0	) (a)	$378.8
			(0.9	) (c)
Current portion of new term loan	—	—	62.5	(e)	62.5
Convertible debentures	—	—	80.1	(c)	341.5
			261.4	(c)
Bridge facility	—	—	872.4	(e)	872.4
Current portion of long-term debt	—	17.0	(17.0	) (a)	—
Other current liabilities	840.3	—	18.0	(a)	858.3

TOTAL CURRENT LIABILITIES	1,107.2	130.8	1,275.5		2,513.5
POSTEMPLOYMENT BENEFIT LIABILITIES	494.0	—	—		494.0
DEFERRED INCOME TAXES	65.7	63.2	844.8	(c)	973.7
CONVERTIBLE DEBENTURES	—	261.4	(261.4	) (c)	—
SENIOR NOTES	2,412.5	—	296.1	(e)	2,708.6
NEW TERM LOAN	—	—	1,187.5	(e)	1,187.5
OTHER LONG-TERM DEBT	—	229.9	(79.2	) (a)	51.2
			25.4	(c)
			(124.9	) (g)
OTHER LIABILITIES	599.0	8.3	79.2	(a)	686.5

TOTAL LIABILITIES	4,678.4	693.6	3,243.0		8,615.0

COMMITMENTS AND CONTINGENCIES
EQUITY
CLIFFS SHAREHOLDERS’ EQUITY
Preferred stock - no par value
Class A - 3,000,000 shares authorized and unissued
Class B - 4,000,000 shares authorized and unissued
Common Shares - par value $0.125 per share
Authorized - 224,000,000 shares
Issued - 138,845,469 shares
Outstanding - 135,644,830 shares	17.3	994.4	(994.4	) (f)	17.3
Warrants	—	11.9	(11.9	) (f)	—
Capital in excess of par value of shares	903.3	46.5	(46.5	) (f)	903.3
Retained Earnings	3,328.8	(112.6)	(18.9	) (d)	3,309.9
			112.6	(f)
Cost of 3,200,639 common shares in treasury	(46.4)	—	—		(46.4)
Accumulated other comprehensive loss	70.0	1.5	(1.5	) (f)	70.0

TOTAL CLIFFS SHAREHOLDERS’ EQUITY	4,273.0	941.7	(960.6)		4,254.1

NONCONTROLLING INTEREST	0.9	164.2	754.9	(c)	920.0

TOTAL EQUITY	4,273.9	1,105.9	(205.7)		5,174.1

TOTAL LIABILITIES AND EQUITY	$8,952.3	$1,799.5	$3,037.3		$13,789.1

The accompanying notes are an integral part of this Pro Forma Information.

CLIFFS NATURAL RESOURCES INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2011

	(in millions)
	Cliffs Natural Resources Historical Three Months Ended Mar. 31, 2011	Consolidated Thompson Historical Three Months Ended Dec. 31, 2010	Pro Forma Adjustments (Note 3)		Pro Forma Consolidated

REVENUES FROM PRODUCT SALES AND SERVICES
Product	$1,133.0	$136.2	$(5.3	) (h)	$1,263.9
Freight and venture partners’ cost reimbursements	50.2	—	—		50.2

	1,183.2	136.2	(5.3)		1,314.1
COST OF GOODS SOLD AND OPERATING EXPENSES	(584.5)	(72.6)	(10.4	) (a)	(670.4)
			(8.2	) (i)
			5.3	(h)

SALES MARGIN	598.7	63.6	(18.6)		643.7
OTHER OPERATING INCOME (EXPENSE)
Selling, general and administrative expenses	(50.7)	(14.5)	—		(65.2)
Miscellaneous - net	(6.8)	(13.5)	9.1	(a)	(7.7)
			3.5	(j)

	(57.5)	(28.0)	12.6		(72.9)
OTHER INCOME (EXPENSE)
Interest income	2.5	0.1	—		2.6
Interest expense	(38.2)	(5.9)	(30.6	) (k)	(72.4)
			2.3	(k)
Other - net	56.8	(20.8)	1.3	(a)	66.9
			29.6	(m)

	21.1	(26.6)	2.6		(2.9)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND EQUITY INCOME FROM VENTURES	562.3	9.0	(3.4)		567.9
INCOME TAX (EXPENSE) BENEFIT	(142.0)	2.4	3.4	(l)	(136.2)
EQUITY INCOME FROM VENTURES	3.0	—	—		3.0

NET INCOME	423.3	11.4	—		434.7
LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	(0.1)	11.4	—		11.3

NET INCOME ATTRIBUTABLE TO CLIFFS COMMON SHAREHOLDERS	$423.4	$—	$—		$423.4

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CLIFFS SHAREHOLDERS - BASIC	$3.12				$3.12

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CLIFFS SHAREHOLDERS - DILUTED	$3.11				$3.11

AVERAGE NUMBER OF SHARES (IN THOUSANDS)
Basic	135,486				135,486
Diluted	136,191				136,191
CASH DIVIDENDS PER SHARE	$0.14				$0.14

The accompanying notes are an integral part of this Pro Forma Information.

CLIFFS NATURAL RESOURCES INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

TWELVE MONTHS ENDED DECEMBER 31, 2010

	(in millions)
	Cliffs Natural Resources Historical Twelve Months Ended Dec. 31, 2010	Consolidated Thompson Historical Twelve Months Ended Dec. 31, 2010	Pro Forma Adjustments (Note 3)		Pro Forma Consolidated

REVENUES FROM PRODUCT SALES AND SERVICES
Product	$4,416.8	$316.1	$(13.5	) (h)	$4,719.4
Freight and venture partners’ cost reimbursements	265.4	—	—		265.4

	4,682.2	316.1	(13.5)		4,984.8
COST OF GOODS SOLD AND OPERATING EXPENSES	(3,158.7)	(167.8)	(67.0	) (a)	(3,455.5)
			(75.5	) (i)
			13.5	(h)

SALES MARGIN	1,523.5	148.3	(142.5)		1,529.3
OTHER OPERATING INCOME (EXPENSE)
Selling, general and administrative expenses	(238.0)	(38.4)	—		(276.4)
Miscellaneous - net	(20.5)	(76.2)	64.8	(a)	(22.2)
			9.7	(j)

	(258.5)	(114.6)	74.5		(298.6)
OTHER INCOME (EXPENSE)
Interest income	9.9	0.5	—		10.4
Interest expense	(69.7)	(12.9)	(147.3	) (k)	(221.8)
			8.1	(k)
Other - net	93.0	(18.6)	2.2	(a)	104.9
			28.3	(m)

	33.2	(31.0)	(108.7)		(106.5)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND EQUITY INCOME FROM VENTURES	1,298.2	2.7	(176.7)		1,124.2
INCOME TAX (EXPENSE) BENEFIT	(292.0)	1.7	59.5	(l)	(230.8)
EQUITY INCOME FROM VENTURES	13.5	—	—		13.5

NET INCOME (LOSS)	1,019.7	4.4	(117.2)		906.9
LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	(0.2)	14.1	—		13.9

NET INCOME (LOSS) ATTRIBUTABLE TO CLIFFS COMMON SHAREHOLDERS	$1,019.9	$(9.7)	$(117.2)		$893.0

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CLIFFS SHAREHOLDERS - BASIC	$7.54				$6.60

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CLIFFS SHAREHOLDERS - DILUTED	$7.49				$6.56

AVERAGE NUMBER OF SHARES (IN THOUSANDS)
Basic	135,301				135,301
Diluted	136,138				136,138
CASH DIVIDENDS PER SHARE	0.51				0.51

The accompanying notes are an integral part of this Pro Forma Information.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Note 1. Basis of Presentation

On May 12, 2011, we completed the Acquisition in an all-cash transaction, including net debt. The Acquisition reflects our strategy to build scale by owning expandable and exportable steelmaking raw material assets serving international markets.

The accompanying Pro Forma Information presents the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of Cliffs and Consolidated Thompson, after giving effect to the Acquisition adjustments described in these notes, and is intended to reflect the impact of the Acquisition on Cliffs. Certain amounts in Consolidated Thompson’s historical financial statements have been reclassified to conform to Cliffs’ presentation (refer to Note 4. Reclassification Adjustments). In addition, the Consolidated Thompson historical financial statements have been translated from Canadian dollars to U.S. dollars for purposes of the Pro Forma Information.

The Acquisition has been accounted for in the Pro Forma Information by allocating the total purchase price of the Acquisition to the assets acquired and liabilities assumed based upon their estimated fair values. The allocation of the purchase price to assets acquired and liabilities assumed in the unaudited pro forma condensed consolidated statement of financial position has been based upon management’s preliminary valuation estimates. Such allocations will be finalized based on additional valuation and other studies. Accordingly, the purchase price allocation adjustments and related impacts on the Pro Forma Information are preliminary and are subject to revisions, which may be material when based upon the date of acquisition.

Note 2. Purchase Price (Dollars in Millions, Except Share Prices)

As of the closing date of the Acquisition: (a) each outstanding Consolidated Thompson common share was acquired by Cliffs for a cash payment of C$17.25; (b) each outstanding option and warrant that was “in the money” was acquired for cancellation for C$17.25 less the exercise price per underlying Consolidated Thompson common share; (c) each outstanding performance share unit was acquired for cancellation for C$17.25; (d) all outstanding Quinto rights were acquired for cancellation for C$17.25 per each underlying Consolidated Thompson common share; and, (e) certain Consolidated Thompson management contracts were eliminated that contained certain change of control provisions for contingent payments upon termination.

As of March 31, 2011, the preliminary estimated total purchase price of the Acquisition, exclusive of Consolidated Thompson cash, is as follows:

Cash consideration:
Cash paid for outstanding common shares	$4,272.1
Cash paid for outstanding options	165.2
Cash paid for outstanding warrants	60.9
Cash paid for outstanding Quinto rights	3.0
Cash paid for outstanding performance share units	6.3
Cash paid to eliminate Consolidated Thompson management contracts	16.9

Total preliminary estimated purchase price	$4,524.4

For purposes of the Pro Forma Information presented as of March 31, 2011, the cash consideration component of the preliminary estimated purchase price has been estimated to be funded by approximately $2.1 billion of Cliffs cash on hand and approximately $2.4 billion of new debt consisting of $1.25 billion related to a new term loan, $0.3 billion related to the issuance of $0.3 billion aggregate principal amount of our 6.25 percent senior notes issued on April 1, 2011 and $0.87 billion related to a bridge facility.

The sources of the cash used to fund the Acquisition and our anticipated post-Acquisition financing structure, inclusive of the assumed debt of Consolidated Thompson, are based upon our assumptions as of March 31, 2011. Therefore, the Pro Forma Information does not include an adjustment for actual borrowings of $0.75 billion under our bridge facility that occurred on May 10, 2011 to fund the Acquisition. We continue to evaluate the structure of our permanent financing for the Acquisition by, among other things, accessing the capital markets. Changes to the anticipated financing structure could change materially from what is presented as we continue our analysis and finalize the permanent financing structure.

Note 3. Pro Forma Adjustments (Table Amounts in Millions)

The Pro Forma Information includes the following pro forma adjustments to reflect (1) the effects of additional financing necessary to complete the Acquisition and (2) the allocation of the purchase price, including adjusting assets and liabilities to fair value, with related changes in revenues, costs and expenses:

Balance sheet pro forma adjustments:

(a) Reflects reclassification adjustments described in Note 4. Reclassification Adjustments.

(b) Reflects the estimated $2.1 billion net payment of cash from Cliffs’ cash on hand for the consideration to be paid for the acquisition of all outstanding Consolidated Thompson common shares, options, warrants, performance share units and Quinto rights, and the consideration to be paid to eliminate certain Consolidated Thompson management contracts.

Proceeds from new term loan	$1,250.0
Proceeds from $300 million 6.25 percent senior notes	296.1
Proceeds from bridge facility	872.4
Cash paid for outstanding common shares	(4,272.1)
Cash paid for outstanding options	(165.2)
Cash paid for outstanding warrants	(60.9)
Cash paid for outstanding Quinto rights	(3.0)
Cash paid for outstanding performance share units	(6.3)
Cash paid to eliminate Consolidated Thompson management contracts	(16.9)

$(2,105.9)

(c) The net assets to be acquired from Consolidated Thompson using the amounts as of December 31, 2010, the pro forma adjustments to reflect the fair value of Consolidated Thompson’s net reported assets and other purchase accounting adjustments are estimated as follows:

Consolidated Thompson net assets on December 31, 2010	$941.7
Adjustment to eliminate liability related to performance share units	0.9
Adjustment to fair value of inventories	55.0
Adjustment to fair value of mineral lands	4,234.4
Adjustment to fair value historical senior secured notes	(25.4)
Adjustment to fair value convertible debentures	(80.1)
Adjustment to fair value of noncontrolling interest	(754.9)
Adjustment to deferred tax liabilities to reflect fair value adjustments	(844.8)

Net assets and liabilities acquired	3,526.8
Preliminary allocation to goodwill	997.6

Total purchase price	$4,524.4

Included among the liabilities assumed in the Acquisition are the Consolidated Thompson convertible debentures that as a result of the Acquisition may be converted by their holders into cash in accordance with the cash change of control provision of the convertible debenture indenture. The convertible debentures allow the debenture holders to convert at a premium conversion ratio beginning on the 10th trading day prior to the closing of the Acquisition and ending on the 30th day subsequent to the mailing of an offer to purchase the convertible debentures, which is the cash change of control conversion period as defined by the convertible debenture indenture. On May 12, 2011, following the closing of the Acquisition, Consolidated Thompson commenced the offer to purchase all of the outstanding convertible debentures in accordance with its obligations under the convertible debenture indenture by mailing to the debenture holders such offer to purchase. Additionally, on May 13, 2011, Consolidated Thompson gave notice that it was exercising its right to redeem any convertible debentures that remain outstanding on June 13, 2011, after giving effect to any conversions that occurred during the cash change of control conversion period. As previously disclosed, Consolidated Thompson received sufficient consents from the debenture holders, pursuant to a consent solicitation, to amend the convertible debenture indenture to give Consolidated Thompson such a redemption right. Accordingly, the convertible debentures have been reclassified from long-term debt within the Consolidated Thompson historical consolidated financial information to current debt due to the expected timing of the conversion and redemption of the convertible debentures.

The allocation of the purchase price is based upon management’s preliminary estimates and certain assumptions with respect to the fair value of the assets acquired and liabilities assumed. The ultimate fair values of the assets acquired and liabilities assumed will be determined as of the date of acquisition and may differ materially from the amounts disclosed above in the pro forma purchase price allocation due to changes in fair value of the Consolidated Thompson assets and liabilities between December 31, 2010 and the date of acquisition. In addition, the pro forma purchase price allocation may differ materially from the amounts disclosed above as a further and more comprehensive analysis is completed, which may include the identification of certain intangible assets not included above. As a result, the actual allocation of the purchase price and the corresponding amortization may result in materially different adjustments than those noted above.

The mineral lands are amortized using the units of production method. The estimated depletion expense on the preliminary adjustment to fair value for the mineral lands for each of the five succeeding fiscal years is as follows:

Year Ending December 31	Amount
Remainder of 2011	$41.6
2012	54.6
2013	101.0
2014	109.2
2015	109.2
2016	109.2

Total	$524.8

(d) Reflects future transaction costs incurred in connection with the Acquisition. These costs have not been tax effected for the purposes of this Pro Forma Information as we are continuing to evaluate the deductibility of these expenses.

(e) Reflects the borrowings under a $1.25 billion new term loan, $0.3 billion aggregate principal amount of our 6.25 percent senior notes issued on April 1, 2011 and a $0.87 billion bridge facility to fund the portion of the cash consideration required for the Acquisition not funded by cash on hand as described in (b) above. The adjustment also includes the estimated $18.0 million of deferred debt issuance costs expected to be incurred by Cliffs in connection with the debt issuance.

(f) Reflects the elimination of Consolidated Thompson’s historical stockholders’ equity.

(g) Reflects the impact of our purchase of the $100 million aggregate principle amount of outstanding Consolidated Thompson senior secured notes directly from the note holders for $124.9 million, including accrued and unpaid interest, on April 13, 2011. The transaction was initially recorded as an investment in Consolidated Thompson senior secured notes and upon consolidation, the investment and the underlying senior secured notes are eliminated as an intercompany transaction.

Income Statement pro forma adjustments:

(h) Reflects the elimination of the Cliffs’ Product Revenues and the Consolidated Thompson Cost of Good Sold and Operating Expenses recognized under the Arnaud Railway agreement between Cliffs’ Wabush mine and Consolidated Thompson during the three months ended March 31, 2011 and the twelve months ended December 31, 2010.

(i) The adjustment reflects the estimated $8.2 million and $20.5 million estimated depletion expense associated with the preliminary fair value adjustment to mineral lands during the three months ended March 31, 2011 and the twelve months ended December 31, 2010, respectively. For purposes of preparing the Pro Forma Information, the estimated depletion expense was based upon production tons of approximately 1.2 million during the three months ended December 31, 2010 and 3.0 million during the twelve months ended December 31, 2010. For the twelve months ended December 31, 2010, the adjustment also reflects the estimated expense of the $55.0 million preliminary fair value adjustment to inventories, as the acquired inventory has been estimated to be sold during 2010.

(j) Reflects the elimination of $3.5 million and $9.7 million of expenses related to stock-based compensation expense recognized during the three months ended December 31, 2010 and the twelve months ended December 31, 2010, respectively, based upon the settlement of the options, performance share units and the warrants upon the close of the Acquisition.

(k) Reflects the elimination of Consolidated Thompson’s historical interest expense of $2.3 million and $8.1 million on the senior secured notes during the three months ended December 31, 2010 and the twelve months ended December 31, 2010, respectively, based upon Cliffs’ purchase of such debt directly from the senior secured note holders. The adjustment also reflects the pro forma interest expense on Cliffs’ incremental borrowings needed to fund a portion of the cash consideration required for the Acquisition and the associated amortization of deferred debt issuance costs. The adjustment assumes that the borrowings are as of January 1, 2010, the earliest unaudited pro forma condensed consolidated statement of operations presented, and that the variable interest rates under the new term loan and the bridge facility are based on the one month LIBOR rate plus a margin. The interest rate on the $0.3 billion aggregate principal amount of our senior notes due 2040 is fixed at 6.25 percent and the interest rate on the $0.7 billion aggregate principal amount of our senior notes due 2021 is fixed at 4.875 percent. A 12.5 basis-point change in the variable interest rates on the new term loan and the bridge facility would increase (decrease) interest expense by approximately $0.6 million and $2.6 million for the three months ended March 31, 2011 and the twelve months ended December 31, 2010, respectively.

(l) Reflects the recognition of the income tax consequences of the pro forma adjustments identified above. The adjustments have been tax effected at the appropriate statutory rates. We are in the process of evaluating the global tax structure necessary to support our current and future business requirements. Therefore, the actual amounts reflected in our statement of consolidated operations may differ materially from the information presented in the Pro Forma Information.

(m) Reflects the elimination of the $29.6 million and $28.3 million mark-to-market loss on the derivative liability recorded with respect to the Consolidated Thompson convertible debentures for the three months ended December 31, 2010 and the twelve months ended December 31, 2010, respectively. The convertible debentures have been adjusted to fair value for the purposes of the Pro Forma Information in adjustment (c) above.

Note 4. Reclassification Adjustments (Table Amounts in Millions)

As noted above, certain amounts in Consolidated Thompson’s historical financial statements have been reclassified to conform to Cliffs’ presentation.

			Pro Forma Reclassification Adjustments (a)
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS - THREE MONTHS ENDED MARCH 31, 2011
Cost of goods sold and operating expenses	Note i	)	$(10.4)
Miscellaneous - net	Note i	)	9.1
Other - net	Note i	)	1.3

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS - TWELVE MONTHS ENDED DECEMBER 31, 2010
Cost of goods sold and operating expenses	Note ii	)	$(67.0)
Miscellaneous - net	Note ii	)	64.8
Other - net	Note ii	)	2.2

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION - AS OF MARCH 31, 2011
Accounts Receivable	Note iii	)	$(27.7)
Inventories	Note v	)	(2.8)
Supplies and other inventories	Note v	)	2.8
Other current assets	Note iii	)	27.7
Accounts payable	Note v	)	(1.0)
Current portion of long-term debt	Note iv	)	(17.0)
Other current liabilities	Note iv & v	)	18.0
OTHER LONG-TERM DEBT	Note iv	)	(79.2)
OTHER LIABILITIES	Note iv	)	79.2

Note i) Reflects the reclassification of Consolidated Thompson start-up expenses of $10.0 million from Miscellaneous – net to Cost of Goods Sold and Operating Expenses and the reclassification of $0.9 million of Consolidated Thompson foreign exchange losses to Miscellaneous – net from Other – net for the three months ended December 31, 2010. Also, reflects the reclassification of $0.4 million of accretion expenses from Other – net to Cost of Goods Sold and Operating Expenses during the same period.

Note ii) Reflects the reclassification of Consolidated Thompson start-up expenses of $64.7 million and amortization expense of $1.8 million from Miscellaneous – net to Cost of Goods Sold and Operating Expenses and the reclassification of $1.7 million of Consolidated Thompson foreign exchange losses to Miscellaneous – net from Other – net for the twelve months ended December 31, 2010. Also, reflects the reclassification of $0.5 million of accretion expenses from Other – net to Cost of Goods Sold and Operating Expenses during the same period.

Note iii) Reflects the reclassification of $27.7 million of Consolidated Thompson receivables related to goods and services and provincial taxes and other accounts receivable from Accounts receivable to Other current assets.

Note iv) Reflects the reclassification of $17.0 million of Consolidated Thompson current capital lease obligations and $79.2 million of Consolidated Thompson noncurrent capital lease obligations from Current portion of long-term debt and Other long-term debt to Other current liabilities and Other Liabilities, respectively.

Note v) Reflects other miscellaneous reclassifications as reflected in the table above.